Virginia Mines Inc.
(an exploration company)
Interim Balance Sheet (unaudited)

(expressed in Canadian dollars)
	As at	As at
	November 30,	February 28,
	2007	2007
	$	$

Assets

Current assets
Cash and cash equivalents	10,108,998	6,139,543
Short-term investments	39,005,851	34,304,806
Amounts receivable	6,217,833	9,113,525
Prepaid expenses	102,790	96,935

	55,435,472	49,654,809

Long-term investements (Note 3)	3,462,931	-

Property, plant and equipment	12,652	11,471

Mining properties (Note 4)	13,998,109	9,738,536

Intangible asset	1,577	2,035

	72,910,741	59,406,851

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	233,120	30,685
Others	4,114,037	3,191,435

	4,347,157	3,222,120

Shareholders' Equity

Share capital	98,139,969	94,447,526
Warrants	-	261,114
Stock options (Note 5)	3,319,090	2,895,074
Contributed surplus	26,028	26,028
Deficit	(37,972,832)	(41,445,011)
Accumulated other comprehensive income	5,051,329	-

	68,563,584	56,184,731

	72,910,741	59,406,851

The accompanying notes are an integral part of these interim financial statements.

Approved by the Board of Directors

(signed) André Gaumond , Director	(signed) André Lemire , Director

Virginia Mines Inc.
(an exploration company)
Interim Statements of Earnings and Comprehensive Income (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2007	2006	2007	2006
	$	$	$	$

Revenues
Dividends	148,566	138,475	335,604	375,944
Interest	373,063	295,559	1,128,066	878,183
Fees	277,028	158,026	924,029	221,447
Option payments received as financial instruments in excess of cost of
mining propery	-	-	-	2,193,031
Gain on sale of short-term investments	251,195	394,195	440,158	1,008,832
Gain on sale of mining properties (Note 4)	-	-	5,669,677	319,831
	1,049,852	986,255	8,497,534	4,997,268
Expenses
Professional and maintenance fees (1)	41,910	157,061	366,889	2,362,903
Management fees	76,072	82,398	300,000	146,050
Rent, office expenses and bonuses	223,931	200,686	782,274	985,109
Advertising and exhibitions	61,262	33,583	135,032	72,511
Travelling	29,595	21,326	76,700	63,583
Depreciation of property, plant and equipment	907	716	2,719	2,149
Amortization of the intangible asset	153	218	458	655
General exploration costs (1)	96,361	49,609	685,563	934,672
Grants, credit on duties refundable for loss and refundable tax credit
remboursable relatif aux ressources for resources	(44,074)	(22,292)	(144,839)	(70,074)
Costs of mining properties abandoned or written off	183,927	25,581	241,091	40,873
Writedown of short-term investments	121,940	-	3,262,269	298,960
Writedown of long-term investments (Note 3)	4,770	-	384,770	-
	796,754	548,886	6,092,926	4,837,391

Earnings before income taxes	253,098	437,369	2,404,608	159,877

Future income taxes	756,554	-	186,606	-
Net earnings for the period	1,009,652	437,369	2,591,214	159,877

Unrealized gains of short-term investments, net
of related income taxes of $747,599	3,555,128	-	891,326	-
Reclassification of a temporary loss in value of an available-
for-sale investment into the writedown of short-term
investments net of related income taxes of $8,955	42,585	-	42,585	-

Variation in the fair value of short-term investments	3,597,713	-	933,911	-

Comprehensive income	4,607,365	437,369	3,525,125	159,877

Basic net earnings per share (Note 6)	0.0380	0.0166	0.0979	0.0063

Diluted net earnings per share (Note 6)	0.0372	0.0166	0.0964	0.0063

(1) Stock-based compensation costs included in the
following items :
Professional and maintenance fees	-	100,230	252,251	2,132,423
General exploration costs	-	-	367,581	764,896

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders' Equity (unaudited)
For the nine-month period ended November 30, 2007

(expressed in Canadian dollars)									Accumulated other comprehensive income
	Share capital				Stock options		Contributed surplus	Deficit		Total
	common shares		Warrants

	Number	$	Number	$	Number	$	$	$	$	$

Balance as at March 1, 2007	26,425,698	94,447,526	484,162	261,114	1,086,500	2,895,074	26,028	(41,445,011)	-	56,184,731

Adjustment of the opening balance of accumulated other comprehensive income (Note 2)	-	-	-	-	-	-	-	-	4,117,418	4,117,418

Adjustment related to the application of a new accounting standard (Note 2)	-	-	-	-	-	-	-	880,965	-	880,965

Stock-based compensation costs (Note 5)	-	-	-	-	179,000	619,832	-	-	-	619,832

Warrants exercised	484,162	3,088,620	(484,162)	(261,114)	-	-	-	-	-	2,827,506

Stock options exercised (Note 5)	71,000	507,181	-	-	(71,000)	(195,816)	-	-	-	311,365

Acquisition of a mining property in consideration of issuance of shares	15,000	99,000	-	-	-	-	-	-	-	99,000

Share issue expenses	-	(2,358)	-	-	-	-	-	-	-	(2,358)

Net earnings for the period	-	-	-	-	-	-	-	2,591,214	-	2,591,214

Increase in the fair value of short-term investments net of related income taxes of $186,606	-	-	-	-	-	-	-	-	933,911	933,911

Balance as at November 30, 2007	26,995,860	98,139,969	-	-	1,194,500	3,319,090	26,028	(37,972,832)	5,051,329	68,563,584
The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders' Equity (unaudited)
For the nine-month period ended November 30, 2006

(expressed in Canadian dollars)
	Share capital				Warrants (units)		Stock options		Unit options			Deficit	Total
	common shares		Warrants
	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$
Balance as at March 1, 2006	48,156,570	85,471,959	835,425	446,117	-	-	-	-	95,730	101,178	1,274	(25,052,049)	60,968,479

Unit options exercised	95,730	431,468	-	-	23,932	62,203	-	-	(95,730)	(101,178)	-	-	392,493
Warrants (units) exercised	1,800	14,398	-	-	(1,800)	(4,678)	-	-	-	-	-	-	9,720
Warrants exercised	1,525	9,049	(1,525)	(814)	-	-	-	-	-	-	-	-	8,235
Stock options granted	-	-	-	-	-	-	20,000	234,000	-	-	-	-	234,000
Stock options exercised	20,000	239,610	-	-	-	-	(20,000)	(234,000)	-	-	-		5,610
	48,275,625	86,166,484	833,900	445,303	22,132	57,525	-	-	-	-	1,274	(25,052,049)	61,618,537
Exchange of each share of Virginia Gold Mines for 0.5 share of the company with respect to the plan of arrangement	(24,137,813)	-	-	-	-	-	-	-	-	-	-	-	-

Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company with respect to the plan of arrangement	-	-	(416,950)	-	(11,066)	-	-	-	-	-	-	-	-

Transfer of Eleonore property's net assets and elimination of future income tax assets	-	-	-	-	-	-	-	-	-	-	-	(15,974,110)	(15,974,110)

Stock options granted	-	-	-	-	-	-	1,018,000	2,661,136	-	-	2,183	-	2,663,319

Warrants exercised	414,664	935,491	(414,664)	(442,861)	-	-	-	-	-	-	-	-	492,630

Warrants matured	-	-	(2,286)	(2,442)	-	-	-	-	-	-	2,442	-	-

Warrants (units) exercised	10,316	65,879	-	-	(10,316)	(53,624)	-	-	-	-	-	-	12,255

Warrants (units) matured	-	-	-	-	(750)	(3,901)	-	-	-	-	3,901	-	-

Warrants granted	-	-	484,162	261,114	-	-	-	-	-	-	-	-	261,114

Issuance of shares for cash consideration	1,810,406	6,955,048	-	-	-	-	-	-	-	-	-	-	6,955,048

Share issue expenses	-	(21,685)	-	-	-	-	-	-	-	-	-	-	(21,685)

Costs related to the plan of arrangement	-	-	-	-	-	-	-	-	-	-	-	(637,494)	(637,494)
Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	159,877	159,877
Balance as at November 30, 2006	26,373,198	94,101,217	484,162	261,114	-	-	1,018,000	2,661,136	-	-	9,800	(41,503,776)	55,529,491

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2007	2006	2007	2006
	$	$	$	$

Cash flows from operating activities from continuing operations
Net earnings for the period	1,009,652	437,369	2,591,214	159,877
Items not affecting cash and cash equivalents
Future income taxes	(756,554)	-	(186,606)	-
Cost of mining properties abandoned or written off	183,927	25,581	241,091	40,873
Depreciation of property, plant and equipment and
amortization of the intangible asset	1,060	934	3,177	2,804
Stock-based compensation costs	-	100,230	619,832	2,897,319
Writedown of short-term investments	121,940	-	3,262,269	298,960
Writedown of long-term investments (Note 3)	4,770	-	384,770	-
Option payments received as financial instruments in excess of
cost of mining property	-	-	-	(2,193,031)
Gain on sale of short-term investments	(251,195)	(394,195)	(440,158)	(1,008,832)
Gain on sale of mining properties (Note 4)	-	-	(5,669,677)	(319,831)
	313,600	169,919	805,912	(121,861)

Net change in non-cash working capital items
Amounts receivable	269,217	11,644	(687,101)	682,117
Prepaid expenses	63,340	(48,373)	(5,855)	(50,430)
Advances to a related company	-	65,663	-	-
Accounts payable and accrued liabilities	383,070	(901,827)	(1,032,166)	931,341
	715,627	(872,893)	(1,725,122)	1,563,028
	1,029,227	(702,974)	(919,210)	1,441,167
Cash flows from operating activities from the discontinued
operation	-	-	-	(1,460,965)

Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	3,164,636	407,288	3,237,871	5,968,336
Share issue expenses	(2,358)	-	(2,358)	(21,685)
	3,162,278	407,288	3,235,513	5,946,651

Cash flows from investing activities from continuing operations
Variation in short-term investments	173,775	599,463	4,294,471	(2,511,601)
Cash equivalents transferred to long-term investments (Note 3)	-	-	(3,793,467)	-
Additions to mining properties	(3,188,109)	(1,783,196)	(6,211,612)	(3,083,768)
Variation in credit on duties refundable for loss and refundable tax credit
related to resources applied against mining properties	1,422,341	(22,292)	7,023,188	269,068
Additions to property, plant and equipment	-	-	(3,900)	-
Proceeds from disposal of mining properties	-	-	-	15,000
Options payments received	125,000	20,000	344,472	75,000
Variation in deferred charges	-	-	-	(341,162)
	(1,466,993)	(1,186,025)	1,653,152	(5,577,463)
Cash flows from investing activities from the discontinued
operation	-	-	-	(472,189)

Net change in cash and cash equivalents	2,724,512	(1,481,711)	3,969,455	(122,799)
Cash and cash equivalents - Beginning of period	7,384,486	11,814,823	6,139,543	10,455,911
Cash and cash equivalents - End of period	10,108,998	10,333,112	10,108,998	10,333,112

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2007	2006	2007	2006
	$	$	$	$
Additional information
Items not affecting cash and cash equivalents related to financing and investing activities
Credit on duties refundable for loss and refundable tax credit receivable
related to resources applied against mining properties	4,993,503	8,603,484	4,993,503	8,603,484
Acquisition of mining properties included in accounts payable and
accrued liabilities	2,508,951	798,844	2,508,951	798,844
Stock options exercised and included in share capital	148,641	-	195,816	234,000
Warrants exercised and included in shareholders' equity	261,114	366,138	261,114	443,675
Unit options exercised and included in share capital	-	-	-	101,178
Warrants (units) granted and included in shareholders' equity	-	-	-	62,203
Warrants (units) exercised and included in share capital	-	-	-	58,302
Mining properties sold in consideration of short-term investments	-	-	5,698,723	4,122,735
Acquisition of a mining property in consideration of issuance of shares	-	-	-	2,168,769
Mining property under option included in amounts receivable	15,000	-	15,000	-
Interests capitalized on long-term investments	54,234	-	54,234	-
Interest received	199,072	263,224	928,824	856,560

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

1	Interim financial information

The financial information as at November 30, 2007 and for the three and nine-month periods ended November 30, 2007 and 2006 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of Virginia Mines Inc's. ("Virginia Mines") most recent annual financial statements except for the new accounting standards as described in note 2. All disclosures required for annual financial statements have not been included in these financial statements. These unaudited interim financial statements should therefore be read in conjunction with Virginia Mines' most recent audited financial statements.

2	New accounting standards

Financial instruments

In January 2005, the CICA issued four new accounting standards in relation with financial instruments: section 3855 "Financial Instruments – Recognition and measurement", section 3865 "Hedges", section 1530 "Comprehensive Income" and section 3251 "Equity".

Section 3855 expands on section 3860 "Financial Instruments – Disclosure and Presentation", by prescribing when a financial instrument is to be recognized on the balance sheet and at what amount. It also specifies how financial instrument gains and losses are to be presented.

Section 3865 provides alternative treatments to section 3855 for entities which choose to designate qualifying transactions as hedges for accounting purposes. It replaces and expands on Accounting Guideline AcG-13 "Hedging Relationships", and the hedging guidance in Section 1650 "Foreign Currency Translation" by specifying how hedge accounting is applied and what disclosure is necessary when it is applied.

Section 1530 "Comprehensive Income" introduces a new requirement to temporarily present certain gains and losses outside net income.

Consequently, Section 3250 "Surplus" has been revised as Section 3251 "Equity".

Sections 1530, 3251, 3855 and 3865 were adopted by the Company on March 1, 2007.

Recognition of financial assets and liabilities

Short-term investments

The short-term investments are classified as available-for-sale investments. The Company recognizes transactions on the settlement date.

These investments are recognized at fair value. Unrealized gains and losses are recognized, net of income taxes, if any, in "Accumulated other comprehensive income". Upon the disposal or impairment of these investments, these gains or losses are reclassified in the statement of earnings.

A difference of $4,998,383 (net of income taxes expenses of $880,965) between the carrying amount and the fair value of investments classified as available for sale is recognized as an adjustment to the opening balance of "Accumulated other comprehensive income".

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Accounting changes

Effective January 1, 2007, the Company adopted CICA Handbook Section 1506 “Accounting Changes”. This Section establishes criteria for changes in accounting policies, accounting treatment and disclosures regarding changes in accounting policies, estimates and corrections of errors. In particular, this Section allows for voluntary changes in accounting policy only when they result in the financial statements providing reliable and more relevant information. Furthermore, this section requires disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective. Such disclosures are provided below. The adoption of this Section had no further effects on the financial statements for the quarter and the three and six-month period ended August 31, 2007.

Impact of accounting pronouncements not yet adopted

Capital Disclosures

The CICA issued Section 1535, “Capital Disclosures”. This standard establishes guidelines for disclosure of information regarding an entity’s capital which will enable users of its financial statements to evaluate an entity’s objectives, policies and processes for managing capital, including disclosures of any externally imposed capital requirements and the consequences of non-compliance. The new requirements will be effective on fiscal years beginning on or after January 1, 2008. The Company is presently evaluating the impact of this new standard.

Financial Instruments – Disclosures and Financial Instruments - Presentation

The CICA issued Section 3862, “Financial Instruments – Disclosures” and Section 3863, “Financial Instruments – Presentation” which replace Section 3861, “Financial Instruments – Disclosure and Presentation”. The new disclosure standard requires the disclosure of additional detail of financial asset and liability categories as well as a detailed discussion on the risks associated with the company’s financial instruments. This standard harmonizes disclosures with International Financial Reporting Standards (“IFRS”). The presentation requirements are carried forward unchanged. These new standards will be effective on fiscal years starting January 1, 2008. The Company is presently evaluating the impact of these new standards.

3	Long-term investments

The asset-backed commercial paper market was shaken by a liquidity crisis in August 2007. Hence, since August 13, 2007, the Company has not been able to receive payments for the amounts due upon maturity of the non-bank-sponsored ABCP that it holds.

During the month of August, a group of investors proposed an agreement, "the Montreal agreement," to investors who hold non-bank-sponsored ABCP in the expectation to establish normal activities in the ABCP Canadian market. Since this date, the maturity dates of commercial papers of the Company were spread until July 2008. In September, a pan-Canadian committee headed by Purdy Crawford, and composed of participants in the Montreal agreement, was formed to oversee the restructuring process. In mid October, the committee chairman announced the successful restructuring of a first conduit of the 22 affected by the Montreal agreement, and the acceptance by the participants in the agreement of the extension of the standstill agreement until January 2008.

As at November 30, 2007, included in long term investments were asset backed commercial paper (“ABCP”) with the par value of $3,800,000. These investments have been classified as held to maturity on initial recognition. The new maturity dates of ABCP held by the company are spreading between March and July 2008.

While the credit rating of the investments is under review, at the time of investment they were rated R1-high for $3,500,000 and R1-middle for $300,000 by Dominion Bond Rating Service, the highest credit rating for this type of investment.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Since there is no active market for ABCP securities subject to the Montreal Accord, the Company estimated the fair value by estimating the probability to collect all amounts due (capital and accrued interests) according to the original contractual terms, to the prolongation of the initial maturity and the applicable discount rate. An impairment loss totalling $384,770, of which $4,770 has accounted in the third quarter, representing the difference between the fair value and amortized cost of investments was recorded on the basis that it is probable that the Company will not be able to collect all amounts due according to the original contractual terms. It is reasonably possible that actual timing and amount ultimately recovered may differ materially from this estimate.

4	Mining properties
						Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

		# claims / # permits	Undivided interest	Balance as at March 1, 2007	Costsincurred		Balance as at November 30, 2007

			%	$	$	$	$
	Anatacau	207
	Mining property		0	-	25,000	-	25,000
	Exploration costs			-	577,952	(266,436)	311,516
				-	602,952	(266,436)	336,516

	Corvet Est	723
	Mining property		100	30,401	-	-	30,401
	Exploration costs			1,007,474	-	(35,000)	972,474
				1,037,875	-	(35,000)	1,002,875

	Coulon J/V	3,266
	Mining property		50	100,925	159,568	-	260,493
	Exploration costs			357,162	2,450,380	(1,127,026)	1,680,516
				458,087	2,609,948	(1,127,026)	1,941,009

	Éléonore Régional	641
	Mining property		100	55,901	101,460	-	157,361
	Exploration costs			168,143	500,426	(230,696)	437,873
				224,044	601,886	(230,696)	595,234

	FCI	412
	Mining property	2	100	32,691	46,676	-	79,367
	Exploration costs			222,562	668,769	(255,846)	635,485
				255,253	715,445	(255,846)	714,852

		(forward)		1,975,259	4,530,231	(1,915,004)	4,590,486

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

					Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

	# claims /# permits	Undivided interest	Balance as at March 1, 2007	Costsincurred		Balance as at November 30, 2007

		%	$	$	$	$

(brought forward)			1,975,259	4,530,231	(1,915,004)	4,590,486

Gipouloux	1,846
Mining property		100	206,432	-	-	206,432
Exploration costs			62,162	116,328	(53,627)	124,863
			268,594	116,328	(53,627)	331,295

Laguiche	2,990
Mining property		100	247,150	148,290	-	395,440
Exploration costs			41,300	555,138	(352,749)	243,689
			288,450	703,428	(352,749)	639,129

Lac Gayot	492
Mining property	2	100	2,245,429	20,491	-	2,265,920
Exploration costs			750,692	142,454	(95,671)	797,475
			2,996,121	162,945	(95,671)	3,063,395

Nichicun	1,466
Mining property		100	157,574	19,654	-	177,228
Exploration costs			3,074	436,901	(201,411)	238,564
			160,648	456,555	(201,411)	415,792

Poste Lemoyne Ext.	211
Mining property		100	1,079,399	23,905	-	1,103,304
Exploration costs			775,682	1,162,004	(535,684)	1,402,002
			1,855,081	1,185,909	(535,684)	2,505,306

Wabamisk	734
Mining property		100	141,681	974	-	142,655
Exploration costs			228,435	633,548	(292,066)	569,917
			370,116	634,522	(292,066)	712,572

Others
Mining properties			646,189	274,688	-	920,877
Exploration costs			1,178,078	304,205	(663,026)	819,257
			1,824,267	578,893	(663,026)	1,740,134
			9,738,536	8,368,811	(4,109,238)	13,998,109

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Change in mining properties

$

Balance as at March 1, 2007	9,738,536

Costs incurred during the period

Mining property	124,000
Claims and permits	696,706
Analyses	311,115
Drilling	2,030,664
Geophysics	670,383
Geochemistry	134,931
Geology	535,733
Transport	2,389,105
Professional fees	1,200,562
Accomodation	275,612
8,368,811

Mining properties under option	(359,472)
Mining properties abandoned or written off	(241,091)
Mining properties sold *	(29,046)
Credit on duties refundable for loss and refundable
tax credit for resources	(3,479,629)

(4,109,238)

Balance as at November 30, 2007	13,998,109

* On August 28, 2007, the Company entered into agreement with Strateco Resources Inc. pursuant to which
Strateco Resources Inc. acquires a 100% interest in the 88 claims of the Apple property, in exchange for the issuance to the Company of 3,250,000 common shares of Strateco Resources Inc. at a price per share of
$1.8455. This value has been calculated with the average stock price for the five previous and subsequents days of the transaction. The value of the shares received has been reduced by 12% as to consider the four-
month period sale restriction. The agreement is subject to a 2% net smelter return (NSR) in favour of the
Company. Strateco may buy back 1% of the royalty for $1,000,000. The gain of $5,250,826 arising from this transaction is presented in the financial statements under "Gain on sale of mining properties".

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

5	Stock options

The options granted are exercisable over a maximum period of ten years following the date of grant.
The following table summarizes information about stock options outstanding and exercisable as at November 30, 2007 :

		Options outstanding and exercisable
					Weighted average exercise price $
				Weighted average remaining contractual life (years)
		Exercise price
			Number

		between $3.89 and $6.30	1,194,500	8.59	4.44

The fair value of stock options granted during the six-month period ended August 31, 2007 has been estimated using the Black-Scholes model with the following assumptions :

		Risk-free interest rate			4.45%
		Expected volatility			54.23%
		Dividend yield			Nil
		Weighted average expected life			6 years
		Weighted average fair value of options granted			3.351 $

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

6 Earnings per share

	Three-Month Periods Ended November 30,		Nine-Month Periods Ended November 30,

	2007	2006	2007	2006

Basic weighted average number of shares outstanding	26,579,170	26,343,084	26,480,865	25,509,361
Stock options	476,713	-	356,063	1,857
Warrants	82,790	-	32,764	-

Diluted weighted average number of shares
outstanding	27,138,673	26,343,084	26,869,692	25,511,218

Items excluded from the calculation of diluted earnings per
share because the exercise price was greater than the
average quoted market value of the common shares
Stock options	-	1,018,000	129,000	497,500
Warrants	-	484,162	-	484,162